UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2012
Date of Report (Date of earliest event reported)

Petron Energy II, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960
Dallas, Texas 75252
(Address of principal executive offices)

(972) 272-8190
Registrant’s telephone number, including area code

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends Petron Energy II, Inc.’s Current Report on Form 8-K (the “Original Filing”) originally filed on January 6, 2012 with the Securities and Exchange Commission (the “Commission”) We are filing this Amendment for the purpose of revising disclosures under Subpart 1200 of Regulation S-K and updated Financial statements incorporated by reference from subsequent filings.

Except for the changes effected by this Amendment No. 1 on Form 8-K/A, no modification or update is otherwise made to any other disclosures or exhibits to the Original Filing.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

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ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As set forth below in section 2.01 of this Current Report on Form 8-k incorporated by reference herein.  On January 3, 2012, Petron Energy II, Inc. (the “Company”) entered into a Plan of Merger with its parent company, Petron Energy Special Corporation, (“Petron Special”).  Under the terms of the Plan of Merger, Petron Special will merge into the Company and cease to exist.

A copy of the Plan of Merger is attached hereto and is hereby incorporated by this reference. All references to the Plan of Merger and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective January 3, 2011, the Petron Special, pursuant to Nevada Revised Statutes 92A.180, merged into Company in consideration for 78,654,541 restricted shares of common stock pursuant to and in connection with the Plan of Merger.  Additionally, in connection with the Plan of Merger (defined above), Petron Special cancelled 60,000,000 shares of common stock of Petron Energy II, Inc., of which it held.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, the Company completed a Plan of Merger as described in Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as it was, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.  BUSINESS

Corporate History

The Company was incorporated in Nevada in August 2008 as a development stage company which planned to operate as a restaurant holding company, specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate-owned stores, licensing, and franchising opportunities, funding permitting.  In connection with our entry into and the closing of the Asset Purchase Agreement (described below) and the acquisition of the Equipment and Wagoner County Leases, we changed our business focus to oil and gas exploration and production and related operations and ceased undertaking any restaurant related operations.

We have not generated any significant revenues to date, have not generated any oil and gas revenues to date and have limited operations as of the date of this filing.  Our mailing address is 17950 Preston Road, Suite 960, Dallas, Texas 75252, and our telephone number is (972) 272-8190.

On August 9, 2011, David Cho, the Company’s then Chief Executive Officer and Director and then 54.4% owner of the Company’s common stock (550,000,000 shares or 5,500,000 pre-forward split shares); Pete Wainscott, the Company’s then Director and then 34.6% owner of the Company’s common stock (350,000,000 shares or 3,500,000 pre-forward split shares); and David M. Loev the then 9.9% owner of the Company’s common stock (100,000,000 shares, or 1,000,000 pre-forward split shares)(collectively the “Selling Shareholders”) entered into a Stock Purchase Agreement with Petron Special.  Pursuant to the Stock Purchase Agreement, the Selling Shareholders sold an aggregate of 1,000,000,000 shares (10,000,000 pre-forward split) shares of the Company’s restricted common stock to Petron Special in consideration for $232,750 (the “Purchase Price”); provided that a required term and condition of the closing of the Stock Purchase Agreement was that the Company had no liabilities at closing, and as such, a portion of the Purchase Price was used to satisfy the Company’s outstanding liabilities.  As a result of the Stock Purchase Agreement, which closed on August 10, 2011, Petron Special, and Mr. Smith as a result of his control of Petron Special, became the owner of 98.9% of the Company’s outstanding shares.

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Additionally on August 9, 2011, owners of certain other of the Company’s outstanding registered shares entered into Stock Purchase Agreements and sold their shares to certain third parties in private transactions (which included ASL (defined below).  Certain of those purchasers also entered into lock-up agreements with the Company, pursuant to which those purchasers agreed not to sell any of their shares prior to the 91st day following the Company’s filing of a Form 8-K disclosing Form 10 type information, which is being filed in connection with this Form 8-K (the “Filing Date”); 25% of such shares during the period beginning on the 91st day following the Filing Date and prior to the 181st day following the Filing Date; 25% of such shares during the period beginning on the 181st day following the Filing Date and prior to the 271st day following the Filing Date; and 25% of such shares during the period beginning on the 271st day following the Filing Date and ending on the 361st day following the Filing Date.

On August 12, 2011, the Company entered into an Asset Purchase Agreement with Petron Special, which is controlled by Floyd L. Smith, who indirectly became the majority shareholder of and President and sole Director of the Company on August 10, 2011, as described below.  Pursuant to the Asset Purchase Agreement (which was subsequently amended by the parties’ entry into a First Amendment to Asset Purchase Agreement on August 15, 2011 and the Second Amendment to Asset Purchase Agreement, on August 31, 2011, described above under Item 1.01, the terms of which have been reflected in the discussion below), we agreed to purchase substantially all of Petron Special’s assets (which consist of various oil and gas interests, leases and working interests collectively, the “Assets”) and none of the liabilities of Petron Special in consideration for 17,000,000 shares (170,000 pre-forward split shares) of the Company’s restricted common stock (the “Petron Shares”).  All of Petron Special’s Equipment (as defined in Item 1.01) was purchased by the Company in connection with the parties’ entry into the Second Amendment (described above in greater detail under Item 1.01) in consideration for 3,000,000 restricted shares (30,000 pre-forward split shares) of common stock on August 31, 2011.

 The Asset Purchase Agreement contemplated the cancellation of 940,000,000 of the restricted shares of common stock purchased by Petron Special as described above pursuant to the Stock Purchase Agreement, which shares have been cancelled to date.

The closing of the transactions contemplated by the Asset Purchase Agreement were to occur upon the satisfaction of certain closing conditions described in the Asset Purchase Agreement, all of which have occurred to date, including: Petron Special providing the Company audited, interim and pro forma financial statements associated with the Assets; Petron Special receiving the required approval of its shareholders of the transactions contemplated by the Asset Purchase Agreement; Petron Special providing the Company all necessary assignments and consents relating to the transfer of the Assets; and Petron Special agreeing to a lock-up agreement associated with the Petron Special Shares, pursuant to which it will agree not to sell or transfer any such Petron Special Shares for one year from the closing of the Asset Purchase Agreement and no more than 30% of such Petron Special shares during the period beginning on the one year anniversary of the closing and ending at the end of the 18th month following the closing.

            The Asset Purchase Agreement requires Petron Special to indemnify the Company from any liability associated with the Assets for actions which took place prior to the closing and for us to indemnify Petron Special against any liability associated with the Assets which exists due to actions which take place subsequent to the closing.  The Asset Purchase Agreement also includes a non-compete provision, which prohibits Petron Special and Floyd L. Smith (other than through his positions with the Company) from competing against the Company for a period of twelve (12) months from the closing of the Asset Purchase Agreement.  Additionally, the Asset Purchase Agreement requires that the Company agree to commit a minimum of $5,000 and 2,000,000 shares (20,000 pre-forward split shares) of common stock per month to investor relations services following the closing; and provides for the Company to enter into employment agreements with certain employees of Petron Special (provided that no such employment agreements, other than the Executive Employment Agreement with Mr. Smith, as disclosed above, have been entered into or agreed to, to date).

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The Second Amendment provided for the immediate assumption by the Company and the assignment by Petron Special to the Company (collectively the “Assumption”) of the following agreements in partial consideration for the acquisition of the Equipment:

•
A Management Services Agreement with ASL Energy Corp. (“ASL Energy”), which has a five year term, provides for ASL Energy to provide management and consulting services to Petron Special (the Company following the Assumption); provides for the right for ASL Energy and Petron Special (the Company following the Assumption) to enter into Joint Venture Agreements regarding the purchase of oil and gas interests; provides for ASL Energy to be paid $8,000 per month during the term of the agreement and the right to receive the Series A Preferred Stock (described below) to be issued to Mr. Smith, in connection with the Assignment Rights (defined below); and

•
An Asset Acquisition Agreement, pursuant to which Petron Special (the Company following the Assumption) agreed to acquire the assets of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties, upon the mutual agreement of final closing agreements, in aggregate consideration for shares of convertible preferred stock, which convert into shares of the Company having a total value of $5,910,000, based on the trading price of the Company’s common stock on the date converted; votes one-for-one with the common shares; provides that no shares can be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company’s outstanding stock; provides for the automatic conversion into shares of the Company’s common stock in two tranches; and provides for such converted shares to be subject to a lock-up agreement.  It is also anticipated that the shareholders receiving the convertible preferred stock described above will also receive warrants to purchase an aggregate of 10,000,000 shares of the Company’s common stock with an exercise price of $0.08 per share.

The Asset Purchase Agreement also required that we enter into an Executive Employment Agreement with Mr. Smith, which as described above under Item 1.01, we entered into with Mr. Smith effective on August 31, 2011.

On September 28, 2011, the Company entered into two Oil and Gas Leases and obtained rights to conduct oil and gas exploration and production activities on an aggregate of 320 acres (160 acres pursuant to each lease) located in Wagoner County, Oklahoma (the “Wagoner County Leases”).  Pursuant to the lease agreements, we agreed to pay the lessees under each of the leases total consideration for such lease rights consisting of $10 at the time of the entry into the agreements and (a) 3/16th of all oil produced from the leased property; (b) 3/16th of all gas of whatever nature or kind produced or sold from the leased property; (c) 3/16th of the gross proceeds, from the mouth of the well, of any gas produced from any oil well and used to manufacture gasoline; and (d) certain other nominal fees, during the period any well is shut-in.  The leases have a term of one (1) year, provided that they continue in effect thereafter for so long as oil or gas is produced on such leases by the Company, if any.

Finally, on January 3, 2012, Petron Energy II, Inc. (the “Company”) entered into a Plan of Merger with its parent company, Petron Energy Special Corporation, (“Petron Special”).  Under the terms of the Plan of Merger, Petron Special will merge into the Company and cease to exist.

Change in Control
As a result of the Stock Purchase Agreement described above, Petron, and as a result of his control of Petron, Floyd L. Smith (who became our sole officer and Director on August 10, 2011, as described below) became the largest shareholder of the Company and obtained majority voting control (98.9% of the Company’s then outstanding shares) over the Company.  Furthermore, in connection with the Company’s entry into the Executive Employment Agreement with Mr. Smith (described above under Item 1.01), Mr. Smith obtained rights to shares of Preferred Stock, which allow him to vote 51% of our outstanding common stock on any and all shareholder matters (including the appointment of Directors), thereby providing him continuing voting control over the Company, pursuant only to the terms and conditions of the Preferred Stock.

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Recent Changes in Officers and Directors

On August 10, 2011, our Directors, David Cho and Pete Wainscott, increased the number of Directors of the Company to three, and appointed Floyd L. Smith as a Director of the Company, pursuant to the power provided to the Board of Directors by the Company’s Bylaws to fill the vacancy left by the increase.  Immediately following such appointment, David Cho, our President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director resigned as an officer and Director of the Company and Pete Wainscott, our Director, resigned as a Director of the Company and Floyd L. Smith was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company.  Additionally, as a result of the resignations of Mr. Cho and Mr. Wainscott as Directors of the Company, Mr. Smith was the sole Director of the Company.  On August 15, 2011, Floyd L. Smith, our then sole Director, appointed David Knepper and Kenny Fox as Directors of the Company. Kenny Fox resigned as a member of the Board of Directors on December 5, 2011.

Amendment to Articles of Incorporation

On September 7, 2011, the Company’s Board of Directors and then majority shareholder, Petron (which held approximately 98.9% of the Company’s outstanding shares of common stock and is controlled by Mr. Smith), approved the filing of a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation to affect (a) a name change of the Company to “Petron Energy II, Inc.”; (b) a forward stock split of the Company’s outstanding common stock in a ratio of 100:1; and (c) an increase in the Company’s authorized shares of stock to 1,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share; each effective as of October 15, 2011.

The Amendment was filed with the Secretary of State of Nevada on September 9, 2011 and the Amendment was made effective with FINRA at the open of business on October 17, 2011.  As a result of the Amendment, the Company’s trading symbol on the Over-The-Counter Bulletin Board changed to “RCNCD”, and the Company’s common stock will continue to trade under that symbol until November 29, 2011, at which time the Company’s symbol on the Over-The-Counter Bulletin Board will change to “PEII” in connection with the name change affected by the Amendment.  The affects of the Forward Split have been retroactively reflected throughout this Report.

Private Placement

In August 2011, the Company sold an aggregate of 6,462,900 shares of the Company’s restricted common stock to twelve “accredited investors” in private transactions for aggregate consideration of $387,774 or $0.06 per share in a private placement.

In September and October 2011, the Company sold an aggregate of 4,333,300 shares of the Company’s restricted common stock to nine “accredited investors” in private transactions for aggregate consideration of $259,998 or $0.06 per share.

Business Operations

As a result of the closing of the Asset Purchase Agreement, assumption of the Asset Acquisition Agreement, our acquisition of the Equipment and the Wagoner County Leases, our business goal has changed to the creation of an asset base consisting of oil and gas and natural gas properties which have a proven history of production.  We have already made progress in connection with this goal by our acquisition of the Wagoner County Leases and our acquisition of the Assets of Petron pursuant to the Asset Purchase Agreement described above.

We hope to increase the value of the assets we acquire in the future through further acquisitions, drilling operations and the re-working of wells. We plan to concentrate our development efforts in Texas and Oklahoma.  The Asset Purchase Agreement relates to our acquisition from Petron of approximately one thousand five hundred leased acres which include 59 existing wells which will need to be reworked in an effort to attempt to re-establish commercial production (collectively the “Leases”). We estimate the costs of reworking these wells at $35,000 per well and estimate that it will take approximately two weeks to rework each well, funding permitting. The producing properties acquired in connection with the Asset Purchase Agreement currently produce approximately an unknown amount of barrels of oil per day (BOPD”). We also assumed the Asset Acquisition Agreement, described above, pursuant to which we plan to acquire certain additional oil and gas producing properties located in Texas, including an additional two thousand eight hundred leased acres which include 34 existing wells.

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Our operations are focused on the United States and Texas and Oklahoma, specifically, because we believe focusing our operations in the United States offers us the following advantages:

•      Low risk opportunities;
•      Growth opportunities;
•      Upside profit potential in connection with oil and unconventional gas reserves; and
•      Availability of technological improvements which may increase oil and gas reserves.

Our target market is the East Texas Cotton Valley, the Woodford Shale in Oklahoma and the Tannehill Sand in North Texas which we believe each offer a high success rate with respect to developing producing wells and long term cash flow.  The properties we acquired through the Asset Purchase Agreement and the rights we acquired in connection with the Wagoner County Leases are all located in the areas described in the preceding sentence.

The East Texas Cotton Valley is a shale field made up of shale, sandstone, and clay deposits which have been shown to hold natural gas deposits.  The East Texas Cotton Valley field is located in east Texas in Rusk County, Panola County and Harris County.  Several companies including Goodrich Petroleum, Petrohawk Energy, Devon Energy and El Paso Energy have operations in the East Texas Cotton Valley trend.

The Woodford Shale, also known as the Devonian Woodford Shale is located in south and north eastern Oklahoma. The largest gas producer in the Woodford Shale is Newfield Exploration; other operators include Devon Energy, Chesapeake Energy, Cimarex Energy and Antero Resources.

The Tannehill Sand field is located in Knox County in north central Texas.

The production life from new and existing wells in each area typically has a life expectancy of 10 - 25 years. The Cotton Valley Trend and Woodford Shale are primarily natural gas trends; however some wells provide oil production along with gas production. In addition to the Woodford Shale, there are 4 separate pay zones (the Tyner, Misner, Burgen and Dutucher) which are oil pay zones, while the Tannehill pay zone in Knox County, Texas is primarily an oil pay zone.

Subsequent to the planned closing of the Asset Acquisition Agreement, we plan to acquire additional interests, funding permitting, which have a long-term history of successful production and display characteristics of being an under developed asset. By applying new technologies we hope to exploit and produce more natural gas and oil from these assets once acquired. Additionally, the Company plans to engage primarily in the exploration and development of oil and gas leases in Oklahoma, East and North Texas and Western Louisiana over the next two years through one or more of the following activities: (i) acquisition of oil and gas leases (similar to the Wagoner County Leases); (ii) contract drilling on leases owned by the Company through investment partnerships and banking relationships sponsored by the Company; (iii) acquisition or oil and gas producing properties; and (iv) acquisition of oil and gas companies having properties (producing and non-producing). Wells to be drilled by the Company will include both exploratory and development wells. We estimate that newly drilled wells will have a total cost range including completion of approximately $125,000 - $150,000 and reworked wells will have a total cost range of approximately $35,000 - $45,000.

We also plan to operate the natural gas pipeline which we acquired as part of the Asset Purchase Agreement and undertake exploration and workover activities on oil and natural gas wells acquired in the acquisition.

Our currently planned workover activities include fracing non-producing oil and natural gas wells in an effort to increase and/or restart production from such wells.

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Fracing

When sandstone rocks contain oil or gas in commercial quantities, recovery can be vastly improved by a process called fracturing (“fracing”) which is used to increase permeability to its optimum level. Basically, to fracture a formation, a fracturing service company pumps a specifically blended fluid down the well and into the formation under great pressure. Pumping continues until the formation literally cracks open. Meanwhile, a special type of frac sand is mixed into the fracturing fluid. These materials are called proppants. The proppant enters the fractures in the formation and when pumping is stopped and the pressure is allowed to dissipate, the proppant remains in the fractures. Since the fractures try to close back together after the pressure on the well is released, the proppant is needed to hold or prop the fractures open. These propped-open fractures provide passages for oil or gas to flow into the well.

In addition to new technology and fracing mixtures, a myriad of other technologies can be applied to produce increased production results. We plan to constantly track different well completion strategies and production results to generate an approach that will yield:

•           Higher initial flow rates;
•           Slower decline rates; and
•           Improved recoverability.

Horizontal Wells

The first recorded true horizontal well was drilled near Texon, Texas (just west of San Angelo), and was completed in 1929; however, little practical application of horizontal wells occurred until the early 1980’s, by which time the advent of improved downhole drilling motors and the invention of other necessary supporting equipment, materials, and technologies, particularly downhole telemetry equipment, had brought some kinds of applications within the realm of commercial viability.

Horizontal drilling is the process of drilling and completing, for production, a well that begins as a vertical or inclined linear bore which extends from the surface to a subsurface location just above the target reservoir, then bears off on an arc to intersect the reservoir at the “entry point”, and, thereafter, continues at a near-horizontal angle and will substantially or entirely remain within the reservoir until the desired bottom hole location is reached.

The technical objective of horizontal drilling is to expose significantly more reservoir rock to the well bore surface than can be achieved via drilling of a conventional vertical well. The two primary benefits of horizontal drilling success are 1) increased productivity of the reservoir, as well as 2) prolongation of the reservoir’s commercial life.

An offset to the benefits provided by successful horizontal drilling is its higher cost. However, we believe that it is probable that the cost premium associated with horizontal drilling will continue to decline as horizontal drilling activity increases, provided that there is the possibility that new and improved technology could add additional costs in the future.

Horizontal wells generally have a higher productivity and pay zone contact per well than vertical wells, and allow operators to take advantage of highly heterogeneous or layered reservoirs, like the Cotton Valley Sandstone which we plan to target. Horizontal drilling is now utilized in a variety of carbonate and sandstone reservoirs across the country, including the Austin Chalk, James Lime, Woodbine and the Barnett Shale in Texas.

We plan to use horizontal wells in an effort to produce natural gas from the assets we acquired through the Asset Purchase Agreement.

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PROJECTS

Our three leased properties can be identified on the below map and consist of two leases in Oklahoma, the Tulsa County leases and the Wagoner County Leases.  In Texas, the Company operates the Knox County leases.  All of these leases are described in more detail below.

Tulsa Leases

The Company’s interest in the Tulsa project is 280 Acres over three leaseholds.  The Company has a 75% working interest and a 60.9% net revenue interest.   The wells average EUR’s are 27,500 BOE, which consists of 55% oil.  There are 2 producing wells and 6 identified drilling locations.

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Wagoner County Leases

The Wagoner Leases consist of 820 Acres with 8 producing wells.  The Company has a 75% working interest in the leases and a 60.9% net revenue interest.  There are also 10 identified drilling locations.  The average EUR’s are 27,500 BOE, which consists of 55% oil.  This Lease has recompletion opportunities in water and natural gas injection, with 58 recompletion targets.

  Knox County Leases

The Company has a 100% working interest in the its Knox County lease and an 81.25% net working interest.   The lease includes 2315 Acres (as depicted below) and an additional option on 500 acres.  There are 7 producing wells on the property and 2 identified drilling locations.  The average EUR’s are 15,000 BOE, which consists of 99% oil.  There are recompletion opportunities for Water and Natural Gas Injection and 48 Recompletion Targets.

Market information

According to the U.S. Energy Information Administration’s (the “EIA’s”) Annual Energy Outlook 2011, shale gas production in the United States grew at an average annual rate of 17 percent between 2000 and 2006 and the combination of horizontal drilling and hydraulic fracturing technologies has made it possible to produce shale gas economically, leading to an average annual growth rate of 48 percent over the 2006-2010 period.

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The EIA projects that Shale gas production will continue to increase strongly through 2035, growing almost fourfold from 2009 to 2035. While the EIA projects that total domestic natural gas production will grow from 21.0 trillion cubic feet in 2009 to 26.3 trillion cubic feet in 2035, it projects that shale gas production (such as the Company’s planned operations following the closing of the Asset Purchase Agreement) will grow to 12.2 trillion cubic feet in 2035, when it makes up 47 percent of total U.S. production—up considerably from its 16-percent share in 2009.

Additionally, according to the EIA’s Short-Term Energy Outlook released January 11, 2011, demand for oil is expected to increase to 88.0 million barrels per day worldwide in 2011. World oil consumption was 86.6 million barrels per day in 2010. This reversed the losses of the previous two years and surpassed the 2007 level of 86.3 million barrels per day.

The EIA (as reported in the 2011 Annual Energy Outlook) also projects that total primary energy consumption, including fuels used for electricity generation, will grow by 0.7 percent per year from 2009 to 2035, to 114.2 quadrillion Btu (British thermal units) in 2035.

The Company anticipates the price of oil and natural gas increasing in the near and long-term future due to the fact that the global supply of oil and natural gas is decreasing over time while the global demand for oil and natural gas is increasing, due mainly to increases in the energy needs of developing global areas such as south-east Asia (including China) and Africa.

Dependence on one or a few major customers

The nature of the oil and natural gas industry is not based on individual customers. Crude oil and natural gas products are sold to local and international brokers as well as to refineries.

Competition

The oil and gas industry is intensely competitive. This is particularly true in the competition for acquisitions of prospective oil and natural gas properties and oil and gas reserves.  We believe that the location of the leasehold acreage we acquired as a result of the Wagoner County Leases and the Asset Purchase Agreement and which we plan to acquire through the Asset Acquisition Agreement, our exploration, drilling, and production expertise, and the experience and knowledge of our management and industry partners will enable us to compete effectively in the oil and gas industry.  Notwithstanding the above, we will still face stiff competition from a substantial number of major and independent oil and gas companies that have larger technical staffs and greater financial and operational resources than we do.  Many of these companies not only engage in the acquisition, exploration, development, and production of oil and natural gas reserves, but also have refining operations, market refined products, and own drilling rigs.  We will also compete with other oil and natural gas companies in attempting to secure drilling rigs and other equipment necessary for the drilling and completion of wells.

Regulatory matters and government regulations

Regulation of Oil and Gas Production, Sales and Transportation

The oil and gas industry is subject to regulation by numerous national, state and local governmental agencies and departments. Compliance with these regulations is often difficult and costly and noncompliance could result in substantial penalties and risks. Most jurisdictions in which we operate and plan to operate also have statutes, rules, regulations or guidelines governing the conservation of natural resources, including the unitization or pooling of oil and gas properties and the establishment of maximum rates of production from oil and gas wells. Some jurisdictions also require the filing of drilling and operating permits, bonds and reports. The failure to comply with these statutes, rules and regulations could result in the imposition of fines and penalties and the suspension or cessation of operations in affected areas.

We intend to operate various gathering systems. The United States Department of Transportation and certain governmental agencies regulate the safety and operating aspects of the transportation and storage activities of these facilities by prescribing standards. However, based on current standards concerning transportation and storage activities and any proposed or contemplated standards, we believe that the impact of such standards is not material to our operations, capital expenditures or financial position.

Regulatory Matters /Environmental Regulation

Various federal, state and local laws and regulations relating to the protection of the environment, including the discharge of materials into the environment, may affect our planned exploration, development and production operations and the costs of those operations. These laws and regulations, among other things, govern the amounts and types of substances that may be released into the environment, the issuance of permits to conduct exploration, drilling and production operations, the handling, discharge and disposition of waste materials, the reclamation and abandonment of wells, sites and facilities, financial assurance under the Oil Pollution Act of 1990 and the remediation of contaminated sites. These laws and regulations may impose substantial liabilities for noncompliance and for any contamination resulting from our planned operations and may require the suspension or cessation of operations in affected areas.

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The environmental laws and regulations applicable to us and our planned operations include, among others, the following United States federal laws and regulations:

• Clean Air Act, and its amendments, which governs air emissions;

• Clean Water Act, which governs discharges of pollutants into waters of the United States;

• Comprehensive Environmental Response, Compensation and Liability Act, which imposes strict liability where releases of hazardous substances have occurred or are threatened to occur (commonly known as “Superfund”);

• Resource Conservation and Recovery Act, which governs the management of solid waste;

• Oil Pollution Act of 1990, which imposes liabilities resulting from discharges of oil into navigable waters of the United States;

• Emergency Planning and Community Right-to-Know Act, which requires reporting of toxic chemical inventories;

• Safe Drinking Water Act, which governs underground injection and disposal activities; and

• U.S. Department of Interior regulations, which impose liability for pollution cleanup and damages.

We plan to routinely obtain permits for facilities and operations in accordance with these applicable laws and regulations on an ongoing basis as required by applicable laws.

Employees

The Company currently has eight (8) employees, including its Chief Executive Officer, President and Director, Floyd L. Smith.

Intellectual property

The Company does not currently hold any intellectual property, patent rights, trademarks or copyrights.  The Company does however maintain a website at www.petronenergy.net.  The information on, or that may be accessed through, our website is not incorporated by reference into this filing and should not be considered a part of this filing.

ITEM 1A.                      RISK FACTORS

Our securities are highly speculative and should only be purchased by persons who can afford to lose their entire investment in our Company. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent. The Company's business is subject to many risk factors, including the following:

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General Risks Related To The Company

We May Not Be Able To Continue Our Business Plan Without Additional Financing.

We have not generated significant revenues to date and since the date of our change in business focus from restaurant related operations to an oil and gas exploration and production company.  We will need to raise significant funding in the future, including approximately $500,000 to continue our operations for the next 12 months.  We anticipate the need for approximately $3-5 million dollars in additional funding to expand our operations and acquire additional properties as described above under “Plan of Operations”. In August 2011, the Company sold an aggregate of 6,462,900 shares of the Company’s restricted common stock to twelve “accredited investors” in private transactions for aggregate consideration of $387,774 or $0.06 per share in a private placement. In September and October 2011, the Company sold an aggregate of 4,333,300 shares of the Company’s restricted common stock to nine “accredited investors” in private transactions for aggregate consideration of $259,998 or $0.06 per share.  In August 2011, we assumed a Management Services Agreement with ASL Energy (described above) which requires us to pay $8,000 per month to ASL Energy.

We do not believe that we have enough cash on hand to operate for the next 12 months and anticipate only being able to operate for the next six months with our current available cash.   Moving forward we plan to rely on financing and additional funds from affiliates of the Company and third party investors in order to support our operations and pay our expenses in the near term. Additional funding will likely come from debt and equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will likely fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our business operations.  If we are unable to raise the funds we require, your investment could become worthless.

We Have Not Generated Any Significant Revenues Since Our Inception In August 2008.

Since our inception in August 2008, we have yet to generate any significant revenues, and currently have only limited operations, as we are presently in the development stage of our business development.   In August 2011, we changed our business focus to oil and gas exploration and we have not generated any revenue to date in connection with such business focus. We make no assurances that we will be able to generate any significant revenues in the future.

Shareholders May Be Diluted Significantly Through Our Efforts To Obtain Financing, Satisfy Obligations And/Or Complete Acquisitions Through The Issuance Of Additional Shares Of Our Common Stock Or Other Securities.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or other securities (including the shares of convertible preferred stock that we have agreed to issue to shareholders of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties in connection with the Asset Acquisition Agreement (described above)). Additionally, moving forward, we may attempt to conduct acquisitions and/or mergers of other entities or assets using our common stock or other securities as payment for such transactions.  Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock and preferred stock with various preferences and other rights. If such transactions occur, this may result in substantial dilution of the ownership interests of existing shareholders, and dilute the book value of the Company’s common stock.

We Are Party to An Asset Acquisition Agreement Pursuant to Which, If Such Agreement Closes, We Will Pay Significant Consideration For The Acquisition Of Certain Oil And Gas Assets, Which Consideration Will Cause Substantial Dilution To Our Existing Shareholders.

In connection with the Second Amendment described above under Item 1.01, we assumed rights and obligations under an Asset Acquisition Agreement, pursuant to which we agreed to acquire the assets of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties, upon the mutual agreement of final closing agreements, in aggregate consideration for shares of convertible preferred stock, which convert into shares of the Company having a total value of $5,910,000, based on the trading price of the Company’s common stock on the date converted; votes one-for-one with the common shares; provides that no shares can be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company’s outstanding stock; provides for the automatic conversion into shares of the Company’s common stock in two tranches; and provides for such converted shares to be subject to a lock-up agreement.  It is also anticipated that the shareholders receiving the convertible preferred stock described above will also receive warrants to purchase an aggregate of 10,000,000 shares of common stock with an exercise price of $0.08 per share.  The issuance of the shares of convertible preferred stock and warrants contemplated by the Asset Acquisition Agreement and the subsequent conversion and exercise, respectively, thereof will cause immediate dilution to the shareholders of the Company.

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Our Majority Shareholder, Floyd L. Smith, Can Vote An Aggregate Of 99.2% Of Our Voting Shares and Holds Series A Preferred Stock Which Will Provide Him Continuing Voting Control Over the Company, And As A Result, He Will Exercise Significant Control Over Corporate Decisions.

Floyd L. Smith, our President and Director has indirect beneficial ownership of 98.3% of our outstanding shares of common stock, which shares are owned by Petron, which Mr. Smith controls, and 99.2% of our outstanding voting shares, which includes 1,000 shares of Series A Preferred Stock, which voting together as a class have the right to vote 51% of the Company’s voting shares on any and all shareholder matters. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

The Series A Preferred Stock also includes a provision which provides that in the event that Mr. Smith dies or becomes disabled within eighteen months of the issuance date of the Series A Preferred Stock to Mr. Smith, that ASL Energy Corp. and or its assigns shall have the right, with 61 days prior written notice to the Company to assume the ownership of and/or the rights associated with such shares of Series A Preferred Stock (the “Assignment Rights”).   Other than the Super Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

As a result of the above, Mr. Smith exercises control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have no say in the direction of the Company and the election of Directors. Investors in the Company should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will have no effect on the outcome of corporate decisions or the election of Directors.  Furthermore, investors should be aware that Mr. Smith may choose to elect new Directors to the Board of Directors of the Company and/or take the Company in a new business direction altogether, and that current shareholders of the Company will have little to no say in such matters.

Finally, in the event that Mr. Smith dies or becomes disabled prior to March 1, 2013, ASL Energy has the right to take ownership of the Series A Preferred Stock, and as a result, voting control over the Company.

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Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144(i), Due To Our Status As A Former “Shell Company.”

Pursuant to Rule 144(i) of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, prior to the completion of the Asset Purchase Agreement and this filing, we were considered a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company” (which we believe that we have in connection with the acquisition of the Assets and our change in business focus); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company”, which information has been filed in this Report.  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after the date of this Form 8-K Report, any non-registered securities we sell in the next approximately 12 months or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of this Report.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Our Auditors Have Raised Substantial Doubt As To Whether We Can Continue As A Going Concern.

We have not generated any significant revenues since our incorporation, nor have we generated any revenues associated with our recent change in business focus to oil and gas exploration and production to date.  Additionally, we currently have limited options.  These factors among others indicate substantial doubt regarding our ability to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment could become devalued or even worthless.

We Rely Upon Key Personnel And If They Leave Us, Our Business Plan And Results Of Operations Could Be Adversely Affected.

We rely heavily on our Chief Executive Officer and Director, Floyd L. Smith. His experience and input creates the foundation for our business and he is responsible for the directorship and control over our operations. We do currently have an employment agreement with Mr. Smith (as previously filed with the SEC on October 18, 2011. Moving forward, should we lose the services of Mr. Smith, for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace Mr. Smith with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan. As a result of this, your investment in us could become devalued or worthless and we may be forced to abandon or change our business plan.

Our Management Lacks Experience In And With Publicly-Traded Companies.

While we rely heavily on Floyd L. Smith, our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director and our other Director, David Knepper, they have no experience serving as an officer or Director of a publicly-traded company, or experience with the reporting requirements which public companies are subject to. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to their ultimate lack of experience with publicly-traded companies in general.

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Our Insurance Coverage May Be Inadequate To Insure Against All Material Risks.

Moving forward, we plan to acquire insurance against some, but not all of the potential risks and losses our operations are subject to. There can be no assurance that insurance obtained by us will be adequate to and/or in sufficient amounts necessary to cover all losses or liabilities. The occurrence of a significant event not fully insured or indemnified against, could materially and adversely affect our financial condition and operations, which could lead to any investment in us becoming worthless.

We May Not Be Able To Successfully Manage Our Growth, Which Could Lead To Our Inability To Implement Our Business Plan.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have three Directors and one executive officer. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

We Have A Limited Operating History In Our Current Business Focus Of Oil And Gas Production And Because Of This It May Be Difficult To Evaluate Our Chances For Success.

We were formed in August 2008 as a company specializing in restaurant consulting and investment activities; provided that we only generated limited revenues in connection with such operations, and changed our business focus to oil and gas exploration activities in connection with our acquisition of the Equipment of Petron in August 2011 (described above in Item 1.01) and the closing of the Asset Purchase Agreement with Petron in November 2011 (described above).  As such, we have a limited history in our current business focus of oil and gas exploration.   We are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of oil and gas exploration may face significant competition, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

We Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We incur legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our continued status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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We May Be Unable to Close The Transactions Contemplated By The Asset Acquisition Agreement.

In August 2011, in connection with and pursuant to the Second Amendment (described above) we assumed all rights and obligations under the Asset Acquisition Agreement, pursuant to which we agreed to acquire the assets of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties, upon the mutual agreement of final closing agreements, in aggregate consideration for shares of convertible preferred stock, which convert into shares of the Company having a total value of $5,910,000, based on the trading price of the Company’s common stock on the date converted; votes one-for-one with the common shares; provides that no shares can be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company’s outstanding stock; provides for the automatic conversion into shares of the Company’s common stock in two tranches; and provides for such converted shares to be subject to a lock-up agreement. It is also anticipated that the shareholders receiving the convertible preferred stock described above will also receive warrants to purchase an aggregate of 10,000,000 shares of common stock with an exercise price of $0.08 per share. We and the various other counterparties to the Asset Acquisition Agreement may never consummate the acquisitions contemplated therein for reasons that may include us and such counterparties failing to agree to definitive agreements evidencing such acquisitions, such entities failing to provide us with required financial statement disclosure, and/or such counterparties failing to receive required shareholder approval for the contemplated acquisitions.

In the event the transactions contemplated by the Asset Acquisition Agreement fail to close, we may not generate as much revenue as we currently anticipate, may be unable to continue our planned operations without significant additional funding and may be forced to scale back or abandon our currently planned business operations.  As a result, the value of our securities may decline in value or become worthless.

Our Articles Of Incorporation, As Amended, And Bylaws Limit The Liability Of, And Provide Indemnification For, Our Officers And Directors.

Our Articles of Incorporation, as amended, generally limit our officers' and Directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

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Risks Relating To The Planned Oil And Gas Operations Of The Company

Oil, Gas And Natural Gas Liquid Prices Are Volatile.

We anticipate that our future financial results will be highly dependent on the general supply and demand for oil, gas and natural gas liquids (“NGLs”), which will impact the prices we ultimately realize on our future sales of these commodities. A significant downward movement of the prices for these commodities could have a material adverse effect on our future revenues, operating cash flows and profitability. Such a downward price movement could also have a material adverse effect on our future estimated proved reserves, the carrying value of our future oil and gas properties, the level of planned drilling activities and future growth. Historically, market prices have been volatile and are likely to continue to be volatile in the future due to numerous factors beyond our control. These factors include, but are not limited to:

•	consumer demand for oil, gas and NGLs;

•	conservation efforts;

•	OPEC production levels;

•	weather;

•	regional pricing differentials;

•	differing quality of oil produced (i.e., sweet crude versus heavy or sour crude);

•	differing quality and NGL content of gas produced;

•	the level of imports and exports of oil, gas and NGLs;

•	the price and availability of alternative fuels;

•	the overall economic environment; and

•	governmental regulations and taxes.

Estimates Of Oil, Gas And NGL Reserves Are Uncertain.

The process of estimating oil, gas and NGL reserves is complex and requires significant judgment in the evaluation of available geological, engineering and economic data for each reservoir, particularly for new discoveries. Because of the high degree of judgment involved, different reserve engineers may develop different estimates of reserve quantities and related revenue based on the same data. In addition, the reserve estimates for a given reservoir may change substantially over time as a result of several factors including additional development activity, the viability of production under varying economic conditions and variations in production levels and associated costs. Consequently, material revisions to our future reserve estimates may occur as a result of changes in any of these factors. Such revisions to reserves could have a material adverse effect on our future estimates of future net revenue, as well as our financial condition and profitability.

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Discoveries Or Acquisitions Of Additional Reserves Will Be Needed To Avoid A Material Decline In Future Reserves And Production.

The production rates from oil and gas properties generally decline as reserves are depleted, while related per unit production costs generally increase, due to decreasing reservoir pressures and other factors. Therefore, we anticipate our future estimated proved reserves and future oil, gas and NGL production will decline materially as future reserves are produced unless we conduct successful exploration and development activities or, unless we identify additional producing zones in existing wells, secondary or tertiary recovery techniques, or acquire additional properties containing proved reserves. Consequently, our future oil, gas and NGL production and related per unit production costs will be highly dependent upon our level of success in finding or acquiring additional reserves.

Future Exploration And Drilling Results Are Uncertain And Involve Substantial Costs.

Substantial costs are often required to locate and acquire properties and drill exploratory wells. Such activities are subject to numerous risks, including the risk that we will not encounter commercially productive oil or gas reservoirs. The costs of drilling and completing wells are often uncertain. In addition, oil and gas properties can become damaged or drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

•	unexpected drilling conditions;

•	pressure or irregularities in reservoir formations;

•	equipment failures or accidents;

•	fires, explosions, blowouts and surface cratering;

•	adverse weather conditions;

•	lack of access to pipelines or other transportation methods;

•	environmental hazards or liabilities; and

•	shortages or delays in the availability of services or delivery of equipment.

A significant occurrence of one of these factors could result in a partial or total loss of our future investment in a particular property. In addition, drilling activities may not be successful in establishing proved reserves. Such a failure could have an adverse effect on our future results of operations and financial condition. While both exploratory and developmental drilling activities involve these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.
Industry Competition For Leases, Materials, People And Capital Can Be Significant.

Strong competition exists in all sectors of the oil and gas industry. We plan to compete with major integrated and other independent oil and gas companies for the acquisition of oil and gas leases and properties. We also plan to compete for the equipment and personnel required to explore, develop and operate properties. Competition is also prevalent in the marketing of oil, gas and NGLs. Typically, during times of high or rising commodity prices, drilling and operating costs will also increase. Higher prices will also generally increase the costs of properties available for acquisition. Our competitors have financial and other resources substantially larger than ours. They also may have established strategic long-term positions and relationships in areas in which we may seek new entry. As a consequence, we may be at a competitive disadvantage in bidding for properties. In addition, many of our larger competitors may have a competitive advantage when responding to factors that affect demand for oil and gas production, such as changing worldwide price and production levels, the cost and availability of alternative fuels, and the application of government regulations.

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Public Policy, Which Includes Laws, Rules and Regulations, Can Change.

Our planned operations are subject to federal laws, rules and regulations in the United States. In addition, we will also be subject to the laws and regulations of various states and local governments. Pursuant to public policy changes, numerous government departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Changes in such public policies could affect our planned operations. Political developments can restrict production levels, enact price controls, change environmental protection requirements, and increase taxes, royalties and other amounts payable to governments or governmental agencies. Existing laws and regulations can also require us to incur substantial costs to maintain regulatory compliance. Our future projected operating and other compliance costs could increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. Although we are unable to predict changes to existing laws and regulations, such changes could significantly impact our future profitability, financial condition and liquidity, particularly changes related to hydraulic fracturing, income taxes and climate change as discussed below.

Hydraulic Fracturing — The U.S. Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural-gas industry in the hydraulic-fracturing process. Currently, regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. This legislation, if adopted, could establish an additional level of regulation and permitting at the federal level.

Income Taxes — The U.S. President’s recent budget proposals include provisions that would, if enacted, make significant changes to United States tax laws. The most significant change would eliminate the immediate deduction for intangible drilling and development costs.

Climate Change — Policy makers in the United States are increasingly focusing on whether the emissions of greenhouse gases, such as carbon dioxide and methane, are contributing to harmful climatic changes. Policy makers at both the United States federal and state level have introduced legislation and proposed new regulations that are designed to quantify and limit the emission of greenhouse gases through inventories and limitations on greenhouse gas emissions. Legislative initiatives to date have focused on the development of cap-and-trade programs. These programs generally would cap overall greenhouse gas emissions on an economy-wide basis and require major sources of greenhouse gas emissions or major fuel producers to acquire and surrender emission allowances. Cap-and-trade programs would be relevant to our planned operations because the equipment we plan to use to explore for, develop, produce and process oil and natural gas emits greenhouse gases. Additionally, the combustion of carbon-based fuels, such as the oil, gas and NGLs we plan to sell, emits carbon dioxide and other greenhouse gases.

We will incur certain costs to comply with government regulations, particularly regulations relating to environmental protection and safety, and could incur even greater costs in the future.

Our exploration, production and marketing operations are regulated extensively at the federal, state and local levels and are subject to interruption or termination by governmental and regulatory authorities based on environmental or other considerations.  Moreover, we have incurred and will continue to incur costs in our efforts to comply with the requirements of environmental, safety and other regulations.  Further, the regulatory environment in the oil and gas industry could change in ways that we cannot predict and that might substantially increase our costs of compliance and, in turn, materially and adversely affect our business, results of operations and financial condition.

Specifically, as an owner or lessee and operator of crude oil and natural gas properties, we are subject to various federal, state, local and foreign regulations relating to the discharge of materials into, and the protection of, the environment.  These regulations may, among other things, impose liability on us for the cost of pollution cleanup resulting from operations, subject us to liability for pollution damages and require suspension or cessation of operations in affected areas.  Moreover, we are subject to the United States (U.S.) Environmental Protection Agency's (U.S. EPA) rule requiring annual reporting of greenhouse gas (GHG) emissions.  Changes in, or additions to, these regulations could lead to increased operating and compliance costs and, in turn, materially and adversely affect our business, results of operations and financial condition.

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We are aware of the increasing focus of local, state, national and international regulatory bodies on GHG emissions and climate change issues.  In addition to the U.S. EPA's rule requiring annual reporting of GHG emissions, we are also aware of legislation proposed by U.S. lawmakers to reduce GHG emissions.

Additionally, there have been various proposals to regulate hydraulic fracturing at the federal level.  Currently, the regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements.  Any new federal regulations that may be imposed on hydraulic fracturing could result in additional permitting and disclosure requirements (such as the reporting and public disclosure of the chemical additives used in the fracturing process) and in additional operating restrictions.  In addition to the possible federal regulation of hydraulic fracturing, some states and local governments have considered imposing various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells, testing of nearby water wells, restrictions on the access to and usage of water and restrictions on the type of chemical additives that may be used in hydraulic fracturing operations.  Such federal and state permitting and disclosure requirements and operating restrictions and conditions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.

We will continue to monitor and assess any new policies, legislation, regulations and treaties in the areas where we operate to determine the impact on our operations and take appropriate actions, where necessary.  We are unable to predict the timing, scope and effect of any currently proposed or future laws, regulations or treaties, but the direct and indirect costs of such laws, regulations and treaties (if enacted) could materially and adversely affect our business, results of operations and financial condition.

Environmental Matters And Costs Can Be Significant.

As an owner, lessee or operator of oil and gas properties, we will be subject to various federal, state, provincial, tribal and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on us for the cost of pollution clean-up resulting from our operations in affected areas. Any future environmental costs of fulfilling our commitments to the environment are uncertain and will be governed by several factors, including future changes to regulatory requirements. There is no assurance that changes in or additions to public policy regarding the protection of the environment will not have a significant impact on our planned operations and profitability.

Insurance Does Not Cover All Risks.

Exploration, development, production and processing of oil, gas and NGLs can be hazardous and involve unforeseen occurrences including, but not limited to blowouts, cratering, fires and loss of well control. These occurrences can result in damage to or destruction of wells or production facilities, injury to persons, loss of life, or damage to property or the environment. We plan to maintain insurance against certain losses or liabilities in accordance with customary industry practices and in amounts that management believes to be prudent. However, insurance against all operational risks will not be available to us.

Because Of The Inherent Dangers Involved In Oil And Gas Exploration, There Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business Operations, Which Could Force Us To Expend A Substantial Amount Of Money In Connection With Litigation And/Or A Settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and/or leased by us. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, there can be no assurance that any insurance obtained by us in the future will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us becoming worthless.

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Risks Relating To Our Securities

We Have Not And Do Not Anticipate Paying Any Cash Dividends On Our Common Stock And Because Of This Our Securities Could Face Devaluation In The Market.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be pa  id to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

The Market For Our Common Stock Will Be Subject To Fluctuations.

Our common stock is quoted on the Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “RCNCD”; however, we anticipate our symbol changing to “PEII” on November 29, 2011 in connection with the Amendment described below under Item 5.03. While no shares of our common stock have traded on the OTCBB to date, we anticipate the future market for our common stock on the OTCBB to be subject to fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;

(2)	our ability to generate revenues;

(3)	conditions and trends in the market for oil and natural gas; and

(4)	future acquisitions we may make.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates, or government regulations may adversely affect the market price and liquidity of our common stock.

If We Are Late In Filing Our Quarterly Or Annual Reports With The Securities And Exchange Commission Or A Market Maker Fails To Quote Our Common Stock On The Over-The-Counter Bulletin Board For A Period Of More Than Four Days, We May Be De-Listed From The Over-The-Counter Bulletin Board.

Pursuant to Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the Securities and Exchange Commission (“SEC”), any OTCBB issuer which fails to file a periodic report (Form 10-Q or 10-K) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three times during any 24 month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one year, during which time any subsequent late filing would reset the one-year period of de-listing. Additionally, if a market maker fails to quote our common stock on the OTCBB for a period of more than four consecutive days, we will be automatically delisted from the OTCBB. As we were late in filing our Form 10-Q for the period ended February 28, 2011, if we are late in our filings two more times prior to the filing of our Form 10-Q for the period ended May 31, 2013 or if we are late in our filings three times in any 24 month and are de-listed from the OTCBB or are automatically delisted for failure of a market maker to quote our stock, our securities may become worthless and we may be forced to curtail or abandon our business plan.

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Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To Federal Regulations Of Penny Stocks.

Our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have an independent audit or compensation committee. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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Nevada Law And Our Articles Of Incorporation Authorize Us To Issue Shares Of Stock, Which Shares May Cause Substantial Dilution To Our Existing Shareholders.

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this report, we have 106,063,974 shares of common stock outstanding and 1,000 shares of Series A Preferred Stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares (similar to the Shares A Preferred Stock previously issued by the Board of Directors), provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights (similar to the Series A Preferred Stock already issued and outstanding) and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this filing and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

ITEM 2.                      FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following summarizes the factors affecting the operating results and financial condition of Petron Energy II, Inc.  This discussion should be read together with the financial statements of Petron Energy Special Corp.. and the notes to financial statements included elsewhere in this current report. In addition to historical financial information, the following discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” at the front of this current report, and our “Risk Factors” set forth above.

Plan of Operations:

As described above in connection with the closing of the Asset Purchase Agreement and the acquisition of the Equipment, the Company changed its business focus to oil and gas exploration and production and related operations and ceased undertaking any restaurant related operations as were contemplated by its previous business plan.

Moving forward we intend to acquire certain oil and gas properties owned by ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties, pursuant to the Asset Acquisition Agreement which we assumed from Petron (as described in greater detail above under Item 1.01).  We also previously assumed a Management Services Agreement between Petron and ASL Energy (also described above under Item 1.01), pursuant to which we are required to pay ASL Energy $8,000 per month for management and consulting services.  We have also previously acquired rights to the Wagoner County Leases.

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We do not currently have any sources of revenue, provided that we did previously sell an aggregate of 6,462,900 shares of the Company’s restricted common stock to twelve “accredited investors” in private transactions in August 2011 for aggregate consideration of $387,774 or $0.06 per share in a private placement and an aggregate of 4,333,300 shares of the Company’s restricted common stock to nine “accredited investors” in private transactions in September and October 2011, for aggregate consideration of $259,998 or $0.06 per share.

Moving forward we anticipate that our operations will be supported by funds raised through the private placement offering described above and through the sale of debt or equity in the Company in private placement offerings. We plan to raise approximately $3–5 million dollars in private placements over the next twelve months; provided that we have not entered into any agreements regarding such funding (other than as described above in connection with the prior private placements) and such funding may not be available on favorable terms, if at all.  We anticipate the need for a minimum of $500,000 in additional funding to continue our operations for the next twelve months. Assuming we are successful in raising a minimum of $3,000,000 subsequent to the date of this filing through the sale of debt or equity securities through private placements, we will use the proceeds to finalize the reworking of approximately 75-90 wells we acquired through the Asset Purchase Agreement, drill approximately 5–10 new wells in Oklahoma and acquire additional acreage. In the event that we are unsuccessful raising additional funds subsequent to the date hereof, we will move forward with our business plan and plan of operations in a scaled down form until such time that we can raise additional funds.

All existing wells which we acquired through the Asset Purchase Agreement will need to be reworked to reestablish production.  Although there are several targets available within these existing wells, oil pay zones will be our primary focus considering the higher price point in the oil market currently. The second priority will be gas pay zones, primarily because of very soft price points in the gas market.

Moving forward our long-term plan is to grow the Company at a rate of 5% per year via three approaches, 1) lease acquisition and development, 2) industry level participation through current industry partners, and 3) acquisitions of small operators in Texas and Oklahoma.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2011

Revenues

During the 9 months ending September 30, 2011we have generated $89,504 in revenue.  We anticipate that we will generate greater revenues in the next quarter.

Expenses

During the 9 months ending September 30, 2011 total expenses were $2,576,901 which included cost of revenue of $203,391, Depletion and Depreciation expense of $70,600, General and administrative expenses of  $2,301,582 and interest expense of $1,328.

LIQUIDITY AND CAPITAL RESOURCES

We had $2,753,264 of total assets as of September 30, 2011, which included $401,720 of cash and $323,367 of advances – related parties, which was in connection with amounts advanced to Petron Well Services, Inc., an entity majority owned by Petron and to Petron (which funds advanced to Petron were subsequently paid to ONE Energy in connection with the Asset Acquisition Agreement).  The advances are unsecured, due upon demand and do not bear interest.

We had total current liabilities of $361,398 as of September 30, 2011, including $358,431 of accounts payable.

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We had a total net working capital of $382,630 as of September 30, 2011.

We had $534,606 of net cash from financing activities for the quarter ended September 30, 2011, which included $423,744 of proceeds from sale of common stock, representing funds raised through the sale of our securities at $0.06 per share in private placements (as described above), $13,625 of proceeds from shareholder loans, representing amounts loaned to us by our former management (as described below), which have since been repaid, and $131,912 of advances from related party, representing amounts advanced to us by Petron, offset by $34,675 of payments on shareholder loans, relating to amounts used to repay the previously outstanding related party notes described below.

Off-Balance Sheet Arrangements

     We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in note 2 of the notes to our financial statements. In general, management's estimates are based on historical experience, information from third party professionals, and various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

The FASB established the FASB Accounting Standards Codification (“Codification”) as the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements issued for interim and annual periods ending after September 15, 2009. The codification has changed the manner in which U.S. GAAP guidance is referenced, but did not have an impact on the consolidated financial position, results of operations or cash flows of the Company

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-06, “Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements.” This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Accounting Standards Codification (“ASC”) 820. ASU 2010-06 amends ASC 820 to now require: (1) a reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements. In addition, ASU 2010-06 clarifies the requirements of existing disclosures. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning fter December 15, 2010, and for interim periods within those fiscal years. Early application is permitted. The Company will comply with the additional disclosures required by this guidance upon its adoption in January 2010.

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Also in January 2010, the FASB issued Accounting Standards Update No. 2010-03, “Extractive Activities—Oil and Gas—Oil and Gas Reserve Estimation and Disclosures.” This ASU amends the “Extractive Industries—Oil and Gas” Topic of the Codification to align the oil and gas reserve estimation and disclosure requirements in this Topic with the SEC’s Release No. 33-8995, “Modernization of Oil and Gas Reporting Requirements (Final Rule),” discussed below. The amendments are effective for annual reporting periods ending on or after December 31, 2009, and the adoption of these provisions on December 31, 2009 did not have a material impact on our consolidated financial statements.

Oil and gas properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves.

Investments in unproved properties are not depleted pending determination of the existence of proved reserves. Unproved properties are assessed periodically to ascertain whether impairment has occurred. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geologic data obtained relating to the properties. Where it is not practicable to assess individually the amount of impairment of properties for which costs are not individually significant, such properties are grouped for purposes of assessing impairment. The amount of impairment assessed is added to the costs to be amortized, or is reported as a period expense, as appropriate.

Pursuant to full cost accounting rules, the Company must perform a ceiling test periodically on its proved oil and gas assets. The ceiling test provides that capitalized costs less related accumulated depletion and deferred income taxes for each cost center may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves using current prices, excluding the future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, at a discount factor of 10%; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less (4) income tax effects related to differences in the book and tax basis of oil and gas properties. Should the net capitalized costs for a cost center exceed the sum of the components noted above, an impairment charge would be recognized to the extent of the excess capitalized costs.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

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Exploration activities conducted jointly with others are reflected at the Company’s proportionate interest in such activities.

Cost related to site restoration programs are accrued over the life of the project.

Pipeline and Equipment

Depreciation is based on the estimated useful lives of the assets and is computed using the straight line method.  Pipeline, trucks and equipment are recorded at cost. Depreciation is provided using the following useful lives:

Pipeline	15 years
Trucks and equipment	5—15 years

F - 8

Stock-based compensation

The Company accounts for stock options in accordance with FASB ASC 505, “Equity,” and FASB ASC 718, “Compensation—stock Compensation.”  Accordingly, stock compensation expense has been recognized in the statement of operations based on the grant date fair value of the options for the year ended December 31, 2011.

Under ASC 718 and 505, the fair value of options is estimated at the date of grant using a Black-Scholes-Merton (“Black-Scholes”) option-pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility.  Volatility is determined using historical stock prices over a period consistent with the expected term of the option.  The Company utilizes the guidelines of Staff Accounting bulletin No. 107 (SAB 107) of the Securities and  Exchange Commission relative to “plain vanilla” options in determining the expected term of options grants.  SAB 107 permits the expected term of “plain vanilla” options to be calculated as the average of the option’s vesting term and contractual period.

The Company has used this method in determining the expected term of all options.  At such time as the Company has options with graded vesting, the Company will recognize compensation cost for awards with graded vesting on a straight-line basis over the requisite service period for the entire award.  The amount of compensation expense recognized at any date is at least equal to the portion of the grant date value of the award that is vested at that date.

Revenue Recognition

Oil and gas revenues are recognized when oil and gas is produced and sold.

Earnings (loss) per share

Basic earnings (loss) per share are computed using the weighted average number of shares outstanding during the period. The treasury stock method is used to determine the diluted effect of stock options and warrants. Diluted loss per share is equal to the basic loss per share for the years ended December 31, 2011 and 2010 because common stock equivalents consisting of stock purchase warrants of 518,042 outstanding at December 31, 2010 and 12,000,000 stock options outstanding at December 31, 2011, were anti-dilutive.

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Income taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

Long-Lived Assets Impairment

Long-term assets of the Company are reviewed for impairment when circumstances indicate the carrying value may not be recoverable in accordance with the guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144) (ASC 360), Accounting for the impairment or Disposal of Long-Lived Assets. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of SFAS 143 (ASC 410) “Accounting for Asset Retirement Obligations”. SFAS 143 (ASC 410) requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.  The Asset Retirement Obligation as of December 31, 2011 is $25,540, which is the most current asset retirement available at the time of this Amendment to Current Report on Form 8-K.

Concentration of Credit Risk

The Company has financial instruments that are exposed to concentrations of credit risk and consist primarily of cash and trade accounts receivable.  The Company routinely maintains cash and temporary cash investments at certain financial institutions in amounts substantially in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  Management believes that these financial institutions are of high quality and the risk of loss is minimal.

Financial Instruments

The carrying amount of financial instruments including cash, accounts receivable, accounts payable and accrued liabilities approximate fair value, unless otherwise stated as of the date of this current report.

Fair value estimates of financial instruments are made at the period end based on relevant information about financial markets and specific financial instruments.  Because these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  Company management and legal counsel assess such contingent liabilities which inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

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If management determines that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability is accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

Additional disclosure concerning subpart 1200 of Regulation S-K can be found in the Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Quarterly Report for the period ended March 31, 2012, as filed on Form 10-Q with the SEC on May 21, 2012, and our Annual Report for the year ended December 31, 2011, as filed on Form 10-K with the SEC on April 16, 2012.

ITEM 3.                      PROPERTIES

We currently lease office space under a five (5) year lease encompassing approximate 3000 feet of space. Our offices are positioned on a main thoroughfare in North Dallas (County) Texas at 17950 Preston Road, Suite 960, Dallas, Texas 75252.

In September 2011, we obtained rights to the Wagoner County Leases, encompassing a total of 360 acres, as described above.

We obtained rights to the Leases described above, as well as rights to a 75% equity stake in a 105 mile natural gas pipeline in connection with the closing of the Asset Purchase Agreement.

ITEM 4.                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of January 3, 2012, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (b) all current directors and executive officers, as a group, and includes the 1,000 shares of Series A Preferred Stock and Super Majority Voting Rights associated with such Series A Preferred Stock which the Company agreed to issue to Mr. Smith pursuant to the Employment Agreement.

As of January 3, 2012, and including the securities described above, there were 106,063,974 shares of common stock issued and outstanding and 1,000 shares of Series A Preferred Stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

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Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Preferred Stock Voting Rights (Represented In Voting Shares) (2)	Total Voting Shares Beneficially Owned (3)	Total Voting Percentage (4)

Floyd L. Smith (5)	75,000,000 (6)	77.1%	88,725,983	151,725,983	87.2%
CEO, CFO, President, Secretary, Treasurer and Director

Petron Special (5)	63,000,000	73.9%	-	63,000,000	36.2%
17950 Preston Road, Suite 960, Dallas, Texas 75252

David Knepper	-	-	-	-	0.0%
Director

Kenny Fox	-	-	-	-	0.0%
Former Director

David Cho	-	-	-	-	0.0%
Former CEO, CFO and Director

Pete Wainscott	-	-	-	-	0.0%
Former Director

All Officers and Directors as a Group (2 persons)	75,000,000	77.1%	88,725,983	151,725,983	87.2%

(1)  The address for each officer and Director of the Company, unless otherwise stated, is the Company’s principal address, 17950 Preston Road, Suite 960, Dallas, Texas 75252.

(2)  The Series A Preferred Stock is not entitled to any dividends, liquidation preference, conversion rights, or redemption rights.  The Series A Preferred Stock does however have the right, voting as a separate class, at any annual or special meeting of shareholders to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters (the “Super Majority Voting Rights”).

(3) Not including any options, warrants or non-voting securities held by the named shareholders above.

(4) Based on an aggregate of 173,972,516 outstanding voting shares, calculated based on 85,246,533 shares of common stock issued and outstanding and 88,725,983 voting shares attributable to the Series A Preferred Stock.

(5) Floyd L. Smith is deemed to beneficially own the securities held by Petron Special, as Mr. Smith is the President of and maintains voting control over such entity.

(6) Includes Stock Options to purchase 12,000,000 shares of common stock at an exercise price of $0.0039 per share.  Includes 63,000,000 shares of common stock held by Petron which shares Mr. Smith is deemed to beneficially own.

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ITEM 5.                      DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the name, age and position of our Directors and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our executive officer and Directors are as follows:

Name	Age	Position
Floyd L. Smith	49	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

David Knepper	58	Director

 Floyd L. Smith

Mr. Smith has served as the President of Petron Energy, Inc. and its successor, Petron, an oil and gas exploration company since October 1998.  Since May 2004, Mr. Smith has served as President of Petron Properties, LLP, a real estate company.  From January 2004 to August 2008, Mr. Smith served as the President and owner of Murray Mortgage.  From July 1992 to April 1998, Mr. Smith served as a broker at Grand Energy, Inc., working in sales.  From August 1984 to July 1992, Mr. Smith served as the Manager of a Walmart in Garland, Texas.  Mr. Smith obtained his Bachelors Degree from Harding University, in Searcy, Arkansas in Business Administration in 1984.

Qualifications:

              Mr. Smith has deep knowledge of the Company’s history, strategies, technologies and culture. Having led Petron as Chief Executive Officer and as a Director since 2007, Mr. Smith has been the driving force behind the strategies and operations of Petron.  His leadership of diverse business units and functions before becoming Chief Executive Officer gives Mr. Smith profound insight into the product development, marketing, finance, and operations aspects of the Company.

David Knepper

Mr. Knepper has held multiple positions in the oil and gas industry over the course of the last 36 years.  Mr. Knepper has served as President of Dogwood Operating Company, Inc., since July 2011.  From June 2009 to June 2011, Mr. Knepper served as a Manager and as reorganization officer of MSB Energy.  From May 2006 to May 2009, Mr. Knepper served as the Vice President of Engineering of Striker Petroleum.  From June 2002 to May 2006, Mr. Knepper served as a private consultant to various oil and gas clients.  From February 2000 to June 2002, Mr. Knepper served as a Manager – Special Projects, at Tribo Companies.  From October 1993 to February 2000, Mr. Knepper served as Executive Director of Probe Resources.  From August 1991 to October 1993, Mr. Knepper served as a Consultant to STZ Petroleum.  From February 1990 to August 1991, Mr. Knepper served as Vice President of Acquisitions of DKM Resources.  From August 1984 to December 1989, Mr. Knepper served as Manager of Acquisitions of Transco Exploration.  From September 1982 to July 1984, Mr. Knepper served as Vice President of Engineering of L&A Energy.  From May 1979 to September 1982, Mr. Knepper served as Acquisition Manager for Damson Oil.  From May 1975 to May 1979, Mr. Knepper served as Production Engineer, Reservoir Engineer and the chairman of multiple committees at Amoco Production.

Mr. Knepper obtained his Bachelors Degree from Texas A&M University in 1975. Mr. Knepper is a member of the Society of Petroleum Engineers, the Texas Society of Professional Engineers and the Student Engineers Council – Texas A&M University.

Qualifications:

Mr. Knepper has had a long and successful career in the oil and gas industry. He has significant experience in the operations of public and private companies. As evidenced by his broad network of resources developed over many years of involvement in the energy industry. Mr. Knepper understands how to locate, evaluate and negotiate oil and gas properties. Mr. Knepper’s depth of experience and expansive network as a board member makes him a significant asset to the Company.

Family Relationships

There are no family relationships among our Directors or executive officers.

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Directors and Officers Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of Directors

We are not required to have designated independent members of our Board of Directors, and do not anticipate having designated independent Directors until such time as we are required to do so.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board of Directors.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

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CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

ITEM 6.                      EXECUTIVE COMPENSATION

Company Summary Executive Compensation Table:

Name and principal position (a)	Year ended August 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Floyd L. Smith (1) CEO, CFO President, Secretary, Treasurer and Director	2011	__-8,333	-	$4,791_	(2)	__$377,456	(3)	-	-	$390,580	_____

David Cho (1) Former CEO, CFO, President, Secretary, Treasurer and Director	2011	-	-	-		-		-	-	-	-
	2010	-	-	-		-		-	-	-	-

The table above does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.  There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, August 31, 2010.

(1) Mr. Cho resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company on August 10, 2011.  On that same day, Mr. Smith was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company.

(2) Represents the value, pursuant to Accounting Standards Codification Topic 718, of 1,000 shares of Series A Preferred Stock that the Company issued to Mr. Smith.

(3) Represents the value, pursuant to Accounting Standards Codification Topic 718, of Stock Options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, which were granted to Mr. Smith pursuant to the terms of his Executive Employment Agreement, which grant was effective August 31, 2011.

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Petron Summary Executive Compensation Table:

Name and principal position (a)	Year ended August 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Floyd L. Smith CEO, CFO President, Secretary, Treasurer and Director	2011	$220,953	-	_______	_______	-	-	$220,953	_____

Employment Agreement

Effective August 31, 2011, the Company entered into an Executive Employment Agreement with Floyd L. Smith.  Pursuant to the employment agreement, Mr. Smith agreed to serve as President and Chief Executive Officer of the Company for a term of five years, renewable thereafter for additional one year periods if not terminated by either party, and we agreed to provide Mr. Smith consideration of $200,000 per year; reimbursement for reasonable business expenses; the ability to earn a yearly bonus in the sole discretion of the Board of Directors of the Company; co-investment rights, providing Mr. Smith the right to participate in the amount of up to 20% of any acquisition, transaction or funding undertaken by the Company during the term of the employment agreement; stock options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, with cashless exercise rights and a five year term, which vested immediately upon the parties’ entry into the employment agreement; and 1,000 shares of Series A Preferred Stock which provide him Super Majority Voting Rights (described in greater detail below under Item 5.03).

The employment agreement includes a non-competition provision, prohibiting Mr. Smith from competing against the Company in Texas, Louisiana, Oklahoma or New Mexico for a term of 12 months following the termination of the employment agreement.

The employment agreement can be terminated by the Company for cause (as defined in the agreement), without cause, or by Mr. Smith for good reason (as defined in the agreement) or without good reason.  If the employment agreement is terminated due to Mr. Smith’s death, disability, with cause by the Company or without good reason by Mr. Smith, he is due the consideration earned by him up until the date of termination of the agreement.  If the employment agreement is terminated by the Company without cause or by Mr. Smith for good reason, Mr. Smith is due the consideration earned by him up until the date of termination, plus the lesser of six months of salary due to Mr. Smith under the employment agreement and the remaining amount of consideration due pursuant to the terms of the employment agreement in a lump sum.

Mr. Smith also agreed to assign the Company rights to any intellectual property and inventions which he creates or conceives during the term of the employment agreement relating to the Company’s business pursuant to the employment agreement.

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DIRECTOR COMPENSATION

The Table below sets forth the total compensation paid to our non-executive Directors for the year ended August 31, 2011.  Petron had no non-executive Directors during the year ended August 31, 2011.  The compensation of our executive Directors is included in the Company Summary Executive Compensation Table, above.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
David Knepper Director (1)	-	-	-	-	-	-	-

Kenny Fox Director (1)	-	-	-	-	-	-	-

Pete Wainscott Former Director (1)	-	-	-	-	-	-	-

The table above does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Effective August 10, 2011, Mr. Wainscott resigned as a Director of the Company and Mr. Knepper and Mr. Fox were appointed as Directors of the Company.  On October 18, 2011 Mr. Fox resigned from his position as director of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
(a)	(#)	(#)	(#)	($)	(f)	(#)	($)	(#)	(#)
	Exercisable	Unexercisable	(d)	(e)		(g)	(h)	(i)	(j)
	(b)	(c)
Floyd L. Smith	12,000,000	-	-	$0.0039	August 31, 2016

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Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination.   Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance.  This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.  Additionally, the Board of Directors reserves the right to grant stock options in the future (similar to those options granted to Mr. Smith in August 2011), if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award, other than the stock options previously granted to Mr. Smith, as described above.

ITEM 7.                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or around October 7, 2008, the Company entered into a $10,150 Promissory Note with its then President, Chief Executive Officer, and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on October 7, 2009. Prior to the maturity date of the Promissory Note, Mr. Cho agreed to extend the due date of such Promissory Note for an additional year to October 7, 2010, and subsequently further extended the due date of such note to May 31, 2011.  The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On December 21, 2009, the Company entered into a $5,000 Promissory Note with its then President, Chief Executive Officer and Director, David Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on December 21, 2010. In December 2010, Mr. Cho agreed to extend the due date of such Promissory Note until May 31, 2011. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On March 17, 2010, the Company entered into a $3,000 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on March 17, 2011. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

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On March 31, 2010, the Company entered into a $1,200 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on March 31, 2011. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On April 5, 2010, the Company entered into a $1,200 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on April 5, 2011. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On July 19, 2010, the Company entered into a $500 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on July 19, 2011. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On November 16, 2010, the Company entered into a $1,925 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on November 16, 2011. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On November 30, 2010, the Company entered into a $10,000 Promissory Note with Pete Wainscott, the Company’s then Director, to evidence amounts loaned to the Company by Mr. Wainscott.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on November 30, 2011. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On April 12, 2011, the Company entered into a $1,700 Promissory Note with Mr. Cho, to evidence amounts loaned to the Company by Mr. Cho.  The Promissory Note accrued interest at the rate of eight percent (8%) per annum and was due and payable on April 12, 2012. The Promissory Note was repaid in August 2011, with proceeds received from the Stock Purchase Agreement entered into between the Selling Shareholders and Petron on August 9, 2011, as described below).

On August 9, 2011, we; David Cho, the Company’s then Chief Executive Officer and Director and then 54.4% owner of the Company’s common stock (550,000,000 shares or 5,500,000 pre-forward split shares); Pete Wainscott, the Company’s then Director and then 34.6% owner of the Company’s common stock (350,000,000 shares or 3,500,000 pre-forward split shares); and David M. Loev the then 9.9% owner of the Company’s common stock (100,000,000 shares, or 1,000,000 pre-forward split shares)(collectively the “Selling Shareholders”) entered into a Stock Purchase Agreement with Petron Special (formerly Petron Energy II, Inc.), a Nevada corporation (“Petron”), which is controlled by Floyd L. Smith.  Pursuant to the Stock Purchase Agreement, the Selling Shareholders sold an aggregate of 1,000,000,000 shares (10,000,000 pre-forward split) shares of the Company’s restricted common stock to Petron in consideration for $232,750 (the “Purchase Price”); provided that a required term and condition of the closing of the Stock Purchase Agreement was that the Company had no liabilities at closing, and as such, a portion of the Purchase Price was used to satisfy the Company’s outstanding liabilities.  As a result of the Stock Purchase Agreement, which closed on August 10, 2011, Petron, and Mr. Smith as a result of his control of Petron, became the owner of 98.9% of the Company’s outstanding shares.

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On August 10, 2011, our then Directors, David Cho and Pete Wainscott, increased the number of Directors of the Company to three, and appointed Floyd L. Smith as a Director of the Company, pursuant to the power provided to the Board of Directors by the Company’s Bylaws to fill the vacancy left by the increase.  Immediately following such appointment, David Cho, our President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director resigned as an officer and Director of the Company and Pete Wainscott, our Director, resigned as a Director of the Company and Floyd L. Smith was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company.  Additionally, as a result of the resignations of Mr. Cho and Mr. Wainscott as Directors of the Company, Mr. Smith was the sole Director of the Company.  On August 15, 2011, Floyd L. Smith, our then sole Director, appointed David Knepper and Kenny Fox as Directors of the Company. On December 5, 2011, Kenny Fox resigned as a member of the Board of Directors

On August 12, 2011, the Company entered into an Asset Purchase Agreement with Petron, which is controlled by Floyd L. Smith, who indirectly became the majority shareholder of and President and sole Director of the Company on August 10, 2011, as described below.  Pursuant to the Asset Purchase Agreement (which was subsequently amended by the parties’ entry into a First Amendment to Asset Purchase Agreement on August 15, 2011 and the Second Amendment to Asset Purchase Agreement, on August 31, 2011, described above under Item 1.01, the terms of which have been reflected in the discussion below), we agreed to purchase substantially all of Petron’s assets (which consist of various oil and gas interests, leases and working interests collectively, the “Assets”) and none of the liabilities of Petron in consideration for 17,000,000 shares (170,000 pre-forward split shares) of the Company’s restricted common stock (the “Petron Shares”).  All of Petron’s Equipment (as defined in Item 1.01) was purchased by the Company in connection with the parties’ entry into the Second Amendment (described above in greater detail under Item 1.01) in consideration for 3,000,000 restricted shares (30,000 pre-forward split shares) of common stock on August 31, 2011.

As a result of the Stock Purchase Agreement described above, Petron, and as a result of his control of Petron, Floyd L. Smith (who became our sole officer and Director on August 10, 2011, as described below) became the largest shareholder of the Company and obtained majority voting control (98.9% of the Company’s outstanding shares) over the Company.  Furthermore, in connection with the Company’s entry into an Executive Employment Agreement with Mr. Smith (described below and in greater detail above under Item 1.01), Mr. Smith obtained rights to shares of Preferred Stock, which allow him to vote 51% of our outstanding common stock on any and all shareholder matters (including the appointment of Directors), thereby providing him continuing voting control over the Company, pursuant only to the terms and conditions of the Preferred Stock.  Additionally, as discussed above, the Asset Purchase Agreement contemplates the cancellation of 9,400,000 of the restricted shares of common stock purchased by Petron as described above pursuant to the Stock Purchase Agreement, such that on the closing of the Asset Purchase Agreement, Petron will hold approximately ___% of our outstanding common stock.

On December 29, 2011, the closing conditions required to occur pursuant to the Asset Purchase Agreement were met and the closing of the Asset Purchase occurred.

Effective August 31, 2011, the Company entered into an Executive Employment Agreement with Floyd L. Smith.  Pursuant to the employment agreement, Mr. Smith agreed to serve as President and Chief Executive Officer of the Company for a term of five years, renewable thereafter for additional one year periods if not terminated by either party, and we agreed to provide Mr. Smith consideration of $200,000 per year; reimbursement for reasonable business expenses; the ability to earn a yearly bonus in the sole discretion of the Board of Directors of the Company; co-investment rights, providing Mr. Smith the right to participate in the amount of up to 20% of any acquisition, transaction or funding undertaken by the company during the term of the employment agreement; stock options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, with cashless exercise rights and a five year term, which vested immediately upon the parties’ entry into the employment agreement; and 1,000 shares of Series A Preferred Stock which give Mr. Smith Super Majority Voting Rights (described in greater detail below under Item 5.03).

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by our Board of Directors.  In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

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We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our Board of Directors will continue to approve any related party transaction based on the criteria set forth above.

ITEM 8.                      LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

ITEM 9.                      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In October 2009, we obtained quotation for our common stock on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol RCNC.OB; however, our common stock was subsequently delisted from the OTCBB due to our failure to timely file our Quarterly Report on Form 10-Q for the period ended February 28, 2011 on May 23, 2011.  Our common stock was re-quoted on the OTCBB effective on August 9, 2011.  On October 17, 2011, in connection with the effectiveness of the 100:1 forward stock-split affected pursuant to the Amendment described above, the Company’s trading symbol on the Over-The-Counter Bulletin Board changed to RCNCD.OB, and the Company’s common stock will continue to trade under that symbol until November 29, 2011, at which time the Company’s symbol on the Over-The-Counter Bulletin Board will change to PEII.OB. To date, no shares of our common stock have traded and there is currently no public market for our common stock.

The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 (excluding their principal residence) or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules, the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

ITEM 10.                      RECENT SALES OF UNREGISTERED SECURITIES

See “Item 3.02 Unregistered Sales of Equity Securities” below.

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ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Series A Preferred Stock

The designation of 1,000 shares of the Company’s Series A Preferred Stock was approved by the Company’s Board of Directors on September 7, 2011 and a Certificate of Designations reflecting such Series A Preferred Stock was filed with the Secretary of State of Nevada on September 8, 2011.  The Series A Preferred Stock provides the holder thereof, Floyd L. Smith, the right, voting separately as a class, to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters (the “Super Majority Voting Rights”).  For example, if there are 10,000,000 shares of the Company's common stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock (currently only Mr. Smith), voting separately as a class, will have the right to vote an aggregate of 10,408,163 shares, out of a total number of 20,408,163 shares voting.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

The Series A Preferred Stock also includes a provision which provides that in the event that Mr. Smith dies or becomes disabled within eighteen months of the issuance date of the Series A Preferred Stock to Mr. Smith, that ASL Energy Corp. and or its assigns shall have the right, with 61 days prior written notice to the Company to assume the ownership of and/or the rights associated with such shares of Series A Preferred Stock (the “Assignment Rights”).   Other than the Super Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

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The 1,000 shares of Series A Preferred stock were issued to Mr. Smith in connection with the entry into the Executive Employment Agreement described above.

The Series A Preferred Stock and the rights associated therewith, could act to prevent or delay a change in control.

Equity Compensation Plans

The Company does not have any equity compensation plans in place, whether approved by the shareholders or not.

Warrants, Options and Convertible Securities

The Company does not have any outstanding warrants, options or convertible securities, other than Stock Options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, which have a term of five years, expiring on August 31, 2016, which were issued to Floyd L. Smith, the Company’s Chief Executive Officer, President and Director in connection with his entry into an Executive Employment Agreement with the Company.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.  We intend to devote any earnings to fund the operations and the development of our business.

ITEM 12.                      INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

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Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Quarterly Report for the period ended March 31, 2012, as filed on Form 10-Q with the SEC on May 21, 2012, and our Annual Report for the year ended December 31, 2011, as filed on Form 10-K with the SEC on April 16, 2012.

ITEM 14.                      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.                      FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements and Exhibits are referenced in Item 9.01 of this Form 8-k and are incorporated herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We have filed reports and other information with the U.S. Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K.  The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described above, in August 2011, and pursuant to the Stock Purchase Agreement, the Selling Shareholders sold an aggregate of 1,000,000,000 shares of restricted common stock to Petron.

As described above, pursuant to the Asset Purchase Agreement, the Company agreed to issue 2,000,000,000 restricted shares of common stock to Petron in consideration for the acquisition of the Equipment and Assets.

As described above, pursuant to the Executive Employment Agreement with Floyd Smith, we agreed to grant Mr. Smith Stock Options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, with a five year term and cashless exercise rights, which vested immediately to Mr. Smith.

 As described above pursuant to the Executive Employment Agreement with Mr. Smith, we agreed to issue Mr. Smith 1,000 shares of our Series A Preferred Stock (which are described in greater detail below under Item 5.03).

In August 2011, the Company sold an aggregate of 6,462,900 shares of the Company’s restricted common stock to twelve “accredited investors” in private transactions for aggregate consideration of $387,774 or $0.06 per share in a private placement.

In September and October 2011, the Company sold an aggregate of 4,333,300 shares of the Company’s restricted common stock to nine “accredited investors” in private transactions for aggregate consideration of $259,998 or $0.06 per share.

Additionally, in connection with the Asset Purchase (defined above), Petron cancelled 940,000,000 shares of common stock which it held.

As described above in Item 2.01, in December 2011, and pursuant to the Plan of Merger, the Petron Special shareholders received an aggregate of 78,654,541 shares of restricted common stock from Petron Energy II, Inc.

Additionally, in connection with the Merger (defined above), Petron cancelled 60,000,000 shares of common stock which it held.

We claim an exemption from registration afforded by Section 4(2) and Rule 506 of the Securities Act of 1933, as amended since the foregoing issuances and grant did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances or grant and we paid no underwriting discounts or commissions.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

Pursuant to the original Agreement, any amendments thereto and the Plan of Merger, the Company will adopt the fiscal year end of  Petron Special, with a year end of December 31 .

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

Upon the closing of the Plan of Merger (as described in Item 2.01, above), and our previous acquisition of Petron’s assets, the Equipment and the Wagoner County Leases, we ceased our status as a “shell company,” as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”).  Additionally, in connection with the acquisition of Petron’s assets, the Equipment and the Wagoner County Leases, the Company changed its business focus to oil and gas exploration and production and related operations and ceased undertaking any restaurant related operations as were contemplated by its previous business plan.  Accordingly, we have set forth above the information, including the information with respect to our new operations as an oil and gas exploration and production company, that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting our common stock.

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ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 7, 2011, the Company’s Board of Directors and then majority shareholder, Petron (which holds approximately 98.9% of the Company’s outstanding shares of common stock and is controlled by Mr. Smith), approved the filing of the Amendment with the Secretary of State of Nevada, which is described in greater detail above under Item 5.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements as required by this section are discussed herein in Item 13 and hereby incorporated by reference.

EXHIBIT NO.	DESCRIPTION

3.1(2)	Series A Preferred Stock Designation

3.2(2)	Certificate of Amendment to Articles of Incorporation

10.1(1)	Asset Purchase Agreement (Petron and the Company)

10.2(1)	First Amendment to Asset Purchase Agreement (Petron and the Company)

10.3(2)	Second Amendment to Asset Purchase Agreement (Petron and the Company)

10.4(2)	Executive Employment Agreement with Floyd L. Smith

10.5(2)	Common Stock Purchase Option

10.6(2)	Management Services Agreement (Petron and ASL, assumed by the Company)

10.7(2)	Asset Acquisition Agreement (Petron and ASL, assumed by the Company)

10.8(1)	Oil and Gas Lease – Wagoner, Oklahoma

10.9(1)	Oil and Gas Lease – Wagoner, Oklahoma

10.10(1)	Stock Purchase Agreement

10.11(3)	Plan of Merger

* Filed herewith.

(1) Filed as exhibits to the Company’s Form 8-K, filed with the Commission on August 16, 2011, and incorporated herein by reference.

(2) Filed as exhibits to the Company’s Form 8-K, filed with the Commission on October 19, 2011, and incorporated herein by reference.

(3) Filed as exhibits to the Company’s Form 8-K filed with the Commission on January 6, 2012, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2012

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer

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